Exhibit 99.1

SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES $2.2 MILLION

REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET

Austin, TX — July 28, 2016– Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, today announced that it entered into a definitive securities purchase agreement with a single institutional investor providing for expected total gross proceeds of approximately $2.2 million. The offering is expected to close on or about August 2, 2016, subject to satisfaction of customary closing conditions.

The offering was priced at $3.08375 per share of common stock (or common stock equivalent), with each share of common stock (or common stock equivalent) coupled with a five-and-one-half year warrant to purchase 0.75 of a share of common stock, at a purchase price of $3.00 per share.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., acted as the exclusive placement agent in connection with the offering.

STI intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock described above were offered pursuant to a shelf registration statement (File No. 333-202702), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on March 19, 2015. The warrants described above have not been registered under the Securities Act of 1933 (the “Act”), and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC by contacting by telephone at (212) 356-0530 or by e-mail at placements@hcwco.com.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus(R) superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.’s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Reports on Forms 10-K and 10-Qs for the year ended December 31, 2015 and the quarter ended March 31, 2016. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact

Cathy Mattison or Kirsten Chapman

LHA +1-415-433-3777 invest@suptech.com